Newgioco Names Mark J. Korb as Chief Financial Officer

Seasoned Financial Professional Brings Nearly Three Decades of Experience,

Including Expertise in Multinational Business Expansion

New York, NY – July 3, 2019 – Newgioco Group, Inc. (“Newgioco” or the “Company”) (OTCQB: NWGI), a global sports betting and gaming technology company providing fully integrated software solutions to regulated online and land-based gaming and sports betting operators, today announced the engagement of Mark J. Korb to the position of Chief Financial Officer, effective immediately.

Mr. Korb is a proven Chief Financial Officer with over 28 years of experience in multinational business planning and analysis for high-growth companies, as well as expertise taking startup operations to the next level. He has served with various private and publicly listed companies in many leadership capacities including group CFO, delivering operational and strategic leadership as well as full group financial functions through mergers and acquisitions. As a board member, has cultivated relationships with shareholders, bondholders, financial institutions, rating agencies, and auditors. Mr. Korb was also responsible for leading the group IT strategy and implementation and supervised 16 direct reports including 10 divisional financial directors for Foodcorp (Proprietary) Limited, a multi-million-dollar consumer goods company based in South Africa.

He is proficient change management, and in preparing and delivery of financial presentations to executives, board members, bond holders and rating agencies. Significantly, Mr. Korb has extensive experience in GAAP, IFRS and SEC Reporting, as well as IPO’s, High-Yield and Eurobond High Yield markets. In addition, he has experience with cross-border and foreign currency risk management, turnarounds, M&A, P&L and international business expertise among other strengths. Mr. Korb holds a Chartered Accountant certification from South Africa.

“Mr. Korb will provide valuable consulting services to the Company, including the financial expertise and compliance required of public companies in light of the Company’s planned listing of its common stock,” stated Newgioco CEO, Michele (Mike) Ciavarella. “Mark’s international experience and established relationships should directly benefit Newgioco as we seek to expand our geographic presence into new markets such as South Africa, South America and the United States.”

About Newgioco Group, Inc.

Newgioco Group, Inc., is a global leisure gaming technology company, with fully licensed online and land-based gaming operations and innovative betting technology platforms that provide bet processing for casinos and other gaming operators. The Company conducts its business under the registered brand Newgioco primarily through its internet-based betting distribution network on its website, www.newgioco.it as well as in retail neighborhood betting shops throughout Italy.

Newgioco offers clients a full suite of leisure gaming products and services, such as sports betting, virtual sports, online casino, poker, bingo, interactive games and slots. Newgioco also owns and operates innovative betting platform software providing both B2B and B2C bet processing for casinos, sports betting and other online and land-based gaming operators. Additional information is available on our corporate website at www.newgiocogroup.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions that are intended to identify forward-looking statements and includes statements such as the the Company’s planned listing of its common stock, the new CFO’s international experience and established relationships directly benefiting Newgioco and its future plans with respect to the its venture into new markets such as South Africa, South America and the United States, and the expected impact of the new CFO including providing the financial expertise and compliance required of public companies. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include Company’s ability to effect its planned listing of its common stock and its future plans with respect to the its venture into new markets such as South Africa, South America and the United States, and the contribution of the new CFO, and the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent filings with the U.S. Securities and Exchange Commission, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

For further information, please contact:

Hayden IR

Brett Maas (646) 536-7331

nwgi@haydenir.com

Newgioco Group, Inc.

Michele Ciavarella, Chief Executive Officer

m.ciavarella@newgiocogroup.com